UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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KIRKLAND’S, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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W. Michael Madden

President and Chief Executive Officer

April 29, 2016

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders, which will be held at 9:00 a.m., local time, on Wednesday, June 1, 2016 at the Company’s headquarters, 5310 Maryland Way, Brentwood, Tennessee 37027. The doors will open at 8:30 a.m., local time. Our directors and management team will be available to answer questions.

The Notice of Annual Meeting, Proxy Statement and proxy card accompanying this letter describe the business to be conducted at the meeting. Our 2015 Annual Report to Shareholders, which is not a part of our proxy solicitations materials, is also enclosed. We encourage you to read our Annual Report.

We hope you will be able to join us. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form. If you attend the meeting, your shares will be voted as instructed in your proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

I look forward to seeing you on June 1.

Sincerely,

W. Michael Madden
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 1, 2016

9:00 a.m. local time

Kirkland’s Corporate Office

5310 Maryland Way

Brentwood, TN 37027

April 29, 2016

Dear Shareholder:

You are invited to the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect three Class II directors, Susan S. Lanigan, W. Michael Madden and Charlie Pleas, III, each for a term of three years;

•	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;

•	Hold an advisory vote on executive compensation;

•	Vote on an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares available for issuance under that Plan; and

•	Vote on any other business properly brought before the meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person. The record date for voting eligibility at the Annual Meeting was the close of business on April 6, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2016.

THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://ir. kirklands.com/Annual_Meeting.

By order of the Board of Directors,

Carter R. Todd
Vice President, General Counsel and Corporate Secretary

IMPORTANT

It is important that your shares be represented at the Annual Meeting. You are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting, you must have an admission ticket or other proof of share ownership as of the record date.

You will not be admitted to the Annual Meeting without proper identification (such as a driver’s license or passport) and either proof of your ownership of Kirkland’s common stock or proof that you hold a valid proxy from a shareholder who held Kirkland’s common stock as of the record date of the Annual Meeting.

Registration will begin at 8:30 a.m., local time. Please allow ample time for check-in. Please bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the shareholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Kirkland’s common stock (or the equivalent proof of ownership as of the close of business on the record date of the shareholder who granted you the proxy). For information on requirements relating to voting your shares in person at the Annual Meeting, see “Item I — Information About Voting” on page 1 of the accompanying Proxy Statement.

Cameras, cell phones, recording equipment, and other electronic devices will not be permitted at the meeting.

i

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

The Board of Directors (the “Board of Directors” or the “Board”) of Kirkland’s, Inc. (“Kirkland’s” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on June 1, 2016 (the “Annual Meeting”) and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending January 30, 2016 (“fiscal 2015”) on or about April 29, 2016.

Agenda Items

The agenda for the Annual Meeting is to:

1.	Elect three Class II directors;

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;

3.	Hold an advisory vote on executive compensation;

4.	Consider and vote on an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares available for issuance under that Plan (the “ESPP Amendment”); and

5.	Vote on any other business properly brought before the meeting.

Who Can Vote

You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 6, 2016. You will have one vote for each share of Common Stock. As of April 6, 2016, there were 15,782,652 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can attend the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

Shareholders of record receive the proxy materials, including a proxy card, from the Company, whereas shareholders who beneficially own their shares through a bank or brokerage firm in “street name” will receive the proxy materials, together with a voting instruction form, from the bank or broker. If you are a shareholder of record, unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the nominees for director, FOR the approval of Ernst & Young LLP as the Company’s independent registered public accountant for fiscal 2016, FOR the ratification of the compensation of the named executive officers, as disclosed in this proxy statement, pursuant to an advisory vote on executive compensation, and FOR the ESPP Amendment. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Shareholders who hold their shares in street name should refer to “Broker Non-Votes” below for information concerning the voting of their shares on any matter for which they do not provide instructions to their bank or broker, either by returning a completed, dated and signed voting instruction form in the envelope provide, or by telephone or Internet as provided elsewhere herein.

Quorum Requirement

We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

Directors are elected if the votes cast “FOR” exceed the votes cast “AGAINST” at the Annual Meeting (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than three directors, and shareholders may not cumulate votes in the election of directors.

The ratification of Ernst & Young LLP (“EY”) as our independent registered public accountants for fiscal 2016, the advisory vote on executive compensation, the amendment of the Plan, and any other actions properly presented at the Annual Meeting are approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Shares represented by proxies that are properly marked “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the 2016 Annual Meeting. Shares represented by proxies that abstain from voting on the ratification of EY as our independent registered public accountant for fiscal 2016, the advisory vote on executive compensation, or the amendment to the Plan, will not have any effect on the outcome of those votes.

Broker Non-Votes

A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the beneficial owner of the shares by a specified date before the Annual Meeting and do not have discretionary authority to vote those undirected shares on specified matters under applicable stock exchange rules. The election of directors, the advisory vote related to executive compensation, and amendment of the Plan are considered non-routine matters and bank / broker discretionary voting on these matters is prohibited. As a result, if you are a beneficial owner, hold your shares in street name, and do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, the advisory vote on executive compensation, or the amendment of the Plan, no votes will be cast on your behalf with respect to those proposals. In contrast, the ratification of auditors is a discretionary matter, so your broker or nominee will be permitted to exercise discretionary authority to vote your shares with respect to the ratification of our selection of EY as our independent registered public accounting firm even if you do not give your broker or other nominee instructions on how to vote your shares with respect to that proposal. Shares with respect to which brokers do not have authority to vote may still be counted in determining whether a quorum is present.

Because the Company has a majority voting standard for the election of directors, and the other proposals will be approved if the votes cast in favor of the action exceed the votes cast opposing the action, broker non-votes will have no effect on the outcome of the vote on any of the proposals contained in this Proxy Statement.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Corporate Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Kirkland’s, Inc.

5310 Maryland Way

Brentwood, TN 37027

Attention:     Carter R. Todd

    Vice President, General Counsel and Corporate Secretary

; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

II. THE PROPOSALS TO BE VOTED ON

Proposal 1 — Election of Directors

Our Board of Directors consists of three classes of directors, each class with three directors. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. Currently, there are nine incumbent directors, consisting of three in Class II whose terms will expire at this Annual

Meeting, three in Class III whose terms will expire at the 2017 Annual Meeting and three in Class I whose terms will expire at the 2018 Annual Meeting. Two of our current Class II directors, Ralph T. Parks and Murray Spain (whose information is also provided below), intend to retire as a director and will not stand for re-election, effective as of the Annual Meeting.

The nominees for Class II director this year are Susan S. Lanigan, W. Michael Madden and Charlie Pleas, III. Ms. Lanigan and Mr. Pleas are both new nominees standing for election. Information about the nominees, the incumbent directors not standing for re-election, and the Board of Directors is contained in the next section of this Proxy Statement entitled “Board of Directors.”

The Board of Directors expects that each of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced. In the event that a director fails to receive the number of votes required for reelection to the Board, the Company’s Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation or take such other action as the Committee may recommend. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results.

The Board of Directors recommends a vote “FOR” the election of each of Susan S. Lanigan, W. Michael Madden and Charlie Pleas, III to the Board of Directors.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

Our audit committee (the “Audit Committee”) has selected EY as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year 2016. In deciding to engage EY, our Audit Committee noted that there were no auditor independence issues raised with EY.

Our Board of Directors recommends that the shareholders ratify the selection of EY as our independent registered public accounting firm. This appointment will be submitted to our shareholders for ratification at the Annual Meeting. The submission of the appointment of EY is required neither by law nor by our bylaws. Our Board of Directors is nevertheless submitting it to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm will be considered by our Board of Directors. If EY shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, our Board of Directors will appoint another independent registered public accounting firm.

Our Audit Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with EY can be found in the following sections of this proxy statement: “Board Committees: Audit Committee,” at page 11, and “Audit Committee Report” at page 32. For additional information about EY see “Independent Registered Public Accounting Firm” on page 31 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2016.

Proposal 3 — Advisory Vote Related to Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis” on page 18, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of strategic goals and the realization of increased shareholder value. Please read the “Executive Compensation – Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and is therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote “FOR” this Proposal 3 to ratify the compensation of the named executive officers as disclosed in this proxy statement.

Proposal 4 — Amendment of the Company’s 2002 Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance under that Plan

On March 30, 2016, our Board of Directors unanimously adopted the ESPP Amendment, a copy of which is attached hereto as Appendix A. The purpose of the ESPP Amendment is to increase the number of shares of common stock authorized to be issued under the ESPP by 125,000 shares, effective upon adoption of the ESPP Amendment, and to increase the number of shares added to the Plan by up to 35,000 shares annually commencing January 1, 2017. The ESPP was originally adopted in 2002 and at that time there were 500,000 shares reserved for issuance under the Plan. As of the record date, there were now fewer than 15,000 shares reserved and available for issuance under the ESPP. Upon shareholder approval of the ESPP Amendment, the number of shares of common stock authorized to be issued under the ESPP will immediately increase by 125,000 shares and will increase annually thereafter each January 1 commencing on January 1, 2017 by up to an additional 35,000 shares. Except as described above, all other terms of the ESPP shall remain the same. A copy of the ESPP is attached hereto as Appendix B.

We are requesting in this Proposal 4 that our shareholders approve the ESPP Amendment. The affirmative vote of a majority of the shares entitled to vote and present in person or by proxy is required to approve the ESPP Amendment. The key features of the ESPP are outlined below. This summary, however, does not purport to be a complete description of the ESPP.

Purpose

The purpose of the ESPP is to provide our eligible employees with the opportunity to increase their stake in the success of Kirkland’s by buying stock from the Company on favorable terms. Generally, participants in the ESPP will accumulate funds to purchase shares through payroll deduction and those accumulated funds will be applied quarterly to purchase shares of stock at a discount.

Administration and Operation

The Board administers the ESPP and has the final power to construe and interpret the Plan. The Board has the power to delegate such administration and has chosen to delegate the administration of the ESPP to the Compensation Committee of the Board. Employees are eligible to participate in the ESPP if they have been employed by the Company or one of its subsidiaries for at least 12 months and work more than 20 hours per week for more than five months per calendar year. There are four quarterly stock purchase periods in each year, and shares of stock are purchased at the end of each such purchase period. The purchase price per share of stock is 85% of the fair market value per share of stock of the last trading day of the purchase period.

Stock Subject to ESPP

Subject to approval of this proposal, an aggregate of 125,000 shares plus any shares that might be remaining in the ESPP after the first quarter 2016 purchase period will be reserved for issuance under the ESPP. Pursuant to the Amendment, the number of shares of stock reserved for issuance under the ESPP will automatically increase on January 1 of each year for a period of up to ten years, beginning on January 1, 2017 and ending on (and including) January 1, 2026, by the lesser of (i) .5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 35,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by the Board. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market. If the Amendment is not approved and the total number of shares for which purchase rights are exercised exceeds the number of shares remaining in the ESPP, then the available shares will be prorated among all plan participants. In that case, any amounts not applied to the purchase of the available shares will be refunded to participating employees of the Company, and the ESPP will cease.

Federal Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under such a plan, no taxable income is recognized by the participant either when the purchase right is granted at the beginning of the purchase period or when the shares are purchased at the end of each purchase period.

The Board of Directors unanimously recommends that you vote “FOR” the amendment of the Company’s 2002 Employee Stock Purchase Plan to add additional shares to the Plan.

III. BOARD OF DIRECTORS

Nominees for Director

Class II — Term Expiring in 2019

Susan S. Lanigan

Principal Occupation: Retired Executive Vice President and General Counsel of Dollar General Corporation.

Age: 53

New Nominee Standing for Election

Ms. Lanigan currently serves as the Chair of the Tennessee Education Lottery Corporation, a position to which she was appointed by the Governor of the State of Tennessee in 2014. Ms. Lanigan joined Dollar General Corporation, the nation’s largest small box retailer of discount consumable basic merchandise, in 2002 as Vice President, General Counsel and Secretary, and in 2005 she was promoted to Executive Vice President. She retired from Dollar General in 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President, General

Counsel and Secretary at Zale Corporation, a specialty retailer of fine jewelry. Prior to her time at Zale, Ms. Lanigan held legal positions with Turner Broadcasting System, Inc., a media conglomerate and division of Time Warner that manages cable networks and properties, and the law firm of Troutman Sanders LLP. Ms. Lanigan is a former retail industry executive who brings to the board years of public-company management and legal experience. Her experience as General Counsel and as a senior executive officer of two different public companies in the retail industry will assist the Company with corporate governance issues as well as strategy and operational issues.

W. Michael Madden

Principal Occupation: President and Chief Executive Officer of the Company.

Age: 46

Director Since: 2015

Mr. Madden has served as the Company’s President and Chief Executive Officer since February 2015. Prior to that, Mr. Madden served as Senior Vice President and Chief Financial Officer since January 2008 and Vice President and Chief Financial Officer since May 2006. Prior to his appointment as Chief Financial Officer, Mr. Madden served as Vice President of Finance from May 2005 to April 2006. From July 2000 to May 2005, he served as Director of Finance. Prior to joining Kirkland’s, Mr. Madden served as Assistant Controller with Trammell Crow Company and was with PricewaterhouseCoopers LLP. At PricewaterhouseCoopers LLP, he served in positions of increasing responsibility over six years culminating as Manager-Assurance and Business Advisory Services where he worked with various clients, public and private, in the retail and consumer products industries. Mr. Madden’s day-to-day leadership as President and Chief Executive Officer, as well as his many years of experience in the retail industry, provide him with deep knowledge of our operations and give him unique insights into the challenges and opportunities we face.

Charlie Pleas, III

Principal Occupation: Senior Vice President and Controller of AutoZone, Inc.

Age: 51

New Nominee Standing for Election

Mr. Pleas was elected Senior Vice President and Controller of AutoZone, Inc., a retailer of automotive parts and accessories, during 2007. Prior to that, he was Vice President and Controller since 2003. Previously, he was Vice President – Accounting since 2000, and Director of General Accounting since 1996. Prior to joining AutoZone, Mr. Pleas was a Division Controller with Malone & Hyde, one of the Fleming Companies, Inc. where he served in various capacities since 1988. Mr. Pleas worked with EY prior to joining Malone & Hyde, and he received his BBA in accounting from Delta State University. Mr. Pleas is a retail industry executive who brings to the board years of financial and public-company management experience. He is also an audit committee financial expert based on his role as Controller of AutoZone and his experience preparing and evaluating the financial statements of a large publicly traded company.

Directors Continuing in Office

Class III — Term Expiring in 2017

Robert E. Alderson

Principal Occupation: Private Investor.

Age: 69

Director Since: 1986

Mr. Alderson has been a Director of Kirkland’s since September 1986 and served as the Company’s Chief Executive Officer from February 2006 to February 2015. He also served as Chief Executive Officer of Kirkland’s from March 2001 to May 2005. He served as President of Kirkland’s from April 2008 to February 2015, from February 2006 to March 2006 and from November 1997 to May 2005. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Vice President or Senior Vice President of Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson. Mr. Alderson’s 28 years with Kirkland’s provides the Board of Directors with significant Company knowledge and retail experience. Mr. Alderson has also served on the board of Bojangles’, Inc. since April 2015.

Carl T. Kirkland

Principal Occupation: Retired Co-Founder of Kirkland’s, Inc.

Age: 75

Director Since: 1966

Mr. Kirkland has served as a director of the Company since he co-founded Kirkland’s in 1966, and he served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. Mr. Kirkland also served as Chairman of the Board of Directors from June 1996 to November 2004. He has over 45 years of experience in the retail industry. Mr. Kirkland also serves on the Board of Directors of Hibbett Sporting Goods, Inc. Mr. Kirkland brings to the Board of Directors a knowledge of the history and evolution of Kirkland’s from its inception; his experience as a long-standing director of another retailer, Hibbett Sporting Goods, also informs his understanding of the business and its place in the context of the retail sector. Mr. Kirkland also serves on the Board of Directors of The Bank of Jackson, located in Jackson, Tennessee.

Jeffery C. Owen

Principal Occupation: Executive Vice President of Store Operations and Store Development for Dollar General Corporation.

Age: 46

Director Since: 2015

Mr. Owen rejoined Dollar General in June of 2015 as Executive Vice President of Store Operations and Store Development. Prior to his departure from Dollar General in 2014, Mr. Owen had spent over 20 years with Dollar General, the nation’s largest small box retailer of discount consumable basic merchandise. At the time of his departure, he had served as the Senior Vice President, Operations from 2011 to 2014, and prior to that time he was Vice President, Operations for Dollar General from 2006 to 2011. Mr. Owen received his undergraduate degree and M.B.A. from Vanderbilt University. Mr. Owen is a retail industry executive who brings to the board years of operations and public-company management experience.

Class I — Term Expiring in 2018

Steven J. Collins

Principal Occupation: Managing Director of Advent International, a private equity investment firm.

Age: 47

Director Since: 2004

Mr. Collins has been a director of Kirkland’s, Inc. since November 2004. Mr. Collins is a Managing Director of Advent International, a global private equity firm focused on international buyouts, growth and strategic restructuring. Mr. Collins joined Advent in 1995 and rejoined after graduate school in 2000. Mr. Collins served as Kirkland’s Chief Financial Officer from January 1997 to February 1998 and its Treasurer from January 1998 to December 1998. Before joining Kirkland’s, Mr. Collins was an Associate at Advent International from 1995 to 1997. Mr. Collins also serves on the Board of Directors of Bojangles’, Charlotte Russe, lululemon athletica, and Party City Holdings and served on the board of Five Below through March 2015. Mr. Collins received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. Mr. Collins brings substantial retail experience to our Board of Directors (from his roles at Party City and Five Below in particular), and contributes insight into appropriate Board of Directors roles and corporate governance issues based on the directorships he has held and continues to hold.

R. Wilson Orr, III

Principal Occupation: Chairman of the Board of Directors, Managing Partner of SSM Partners, a private equity investment firm, and a principal of SSM Corporation.

Age: 53

Director Since: 1996

Mr. Orr has been Chairman of our Board of Directors since March 2006. Since 1993, Mr. Orr has been a Managing Partner of SSM Partners, a private equity investment firm. He joined SSM Partners in 1988 as a Vice President. From 1984 to 1988, Mr. Orr worked in corporate finance at Chemical Bank. Mr. Orr received a B.S. degree from Vanderbilt University. Mr. Orr brings significant experience to our Board of Directors having served and continuing to serve on numerous other boards and assisting management with a full range responsibilities including long-term strategic planning.

Miles T. Kirkland

Principal Occupation: Senior Vice President and Portfolio Manager for Truxton Trust, a private bank and wealth management services company.

Age: 44

Director Since: 2008

Mr. Kirkland is Senior Vice President and Portfolio Manager for Truxton Trust, a private bank and wealth management services company based in Nashville, TN. From 2010 until April 2013, Mr. Kirkland was a Principal with Mastrapasqua Asset Management, a private asset management firm, where he previously served as a Senior Research Analyst and Associate Portfolio Manager from 2007 to 2010. He joined Mastrapasqua Asset Management in 2000 as a Research Analyst. Before joining Mastrapasqua, he spent three years working with Kirkland’s in store operations. He received a B.A. in English from The University of the South in 1994 and an M.B.A. from Vanderbilt University Owen Graduate School of Management in 2000. Mr. Kirkland is also a CFA Charterholder. Mr. Kirkland brings to the Board his experience as an employee of Kirkland’s (in store operations), as well as his general business experience, which enable him to accurately assess our performance and advise on new strategies.

Incumbent Directors Not Standing for Re-Election

Murray M. Spain

Principal Occupation: Retired Co-Founder of Dollar Express, Inc.

Age: 72

Director Since: 2001

Mr. Spain was the co-founder of Dollar Express, Inc., a chain of discount variety stores, and acted as its President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states. Mr. Spain graduated from Temple University with a BA in accounting in 1965. Mr. Spain’s extensive experience in managing a retail business and operating over one hundred stores over five states enables him to evaluate our business and identify potential opportunities for growth and improvement.

Ralph T. Parks

Principal Occupation: President of RT Parks, Inc., a retailer of New Balance® footwear and apparel.

Age: 70

Director Since: 2004

Mr. Parks served as the interim Chief Executive Officer of Heelys, Inc. from February 2008 until May 2008, but has otherwise been retired since 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer. Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Mr. Parks also serves on the board of directors of Hibbett Sporting Goods, Inc. Mr. Parks’ experience in the retail industry – both in the board room and as an executive officer – contributes to the Board of Directors’ ability to assess our performance and to develop appropriate oversight mechanisms and initiatives.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors of the Company is led by a Chairman of the Board and chairmen of the various committees of the Board of Directors. The Company has determined that it is appropriate for the Chairman of the Board of Directors to be an independent director, so that the same person does not fill the roles of chairman and chief executive officer. While such a dual role is permitted, the Company desires to establish a measure of board independence by appointing an independent director to serve as Chairman of the Board of Directors. If the CEO or another insider ever serves as Chairman of the Board of Directors in the future, we would anticipate that a Lead Independent Director, elected by the independent directors, would preside over executive sessions of the independent directors. In addition to preserving the independence of the Board of Directors as a whole, each of the committees of the Board of Directors is chaired by an independent director (and is comprised only of independent directors), in accordance with the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”). The Board of Directors believes its current structure and operation, as described herein, properly safeguards the independence of the Board of Directors.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This Code of Business Conduct and Ethics may be found on the Company’s investor website at www.kirklands.com under “Investor Relations - Corporate Governance - Governance.”

Board Independence

Consistent with the Nasdaq listing standards and the regulations promulgated by the SEC, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the

Board of Directors. After review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that the following directors, constituting a majority of the Company’s directors, are independent directors within the meaning of the applicable Nasdaq listing standards: Steven J. Collins, Carl T. Kirkland, R. Wilson Orr, III, Ralph T. Parks, Miles T. Kirkland, Murray M. Spain and Jeffery C. Owen. The Board of Directors has also determined that the two new nominees to the Board would be independent directors within the meaning of the applicable Nasdaq listing standards. The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board of Directors and Committee Meetings

During fiscal 2015, the Board of Directors held six regular meetings. All directors attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which they served. While the Company encourages all members of the Board of Directors to attend annual meetings of the Company’s shareholders, there is no formal policy as to their attendance. All members of the Board of Directors attended the 2015 annual meeting of shareholders, except for Messrs. Collins and Spain.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance - Committees.” The principal duties of the Audit Committee, among other things, are to:

•	review and reassess the adequacy of the Audit Committee and its charter not less than annually and recommend any proposed changes to the Board of Directors for consideration and approval;

•	review with management and the Company’s independent public accountants the Company’s audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements;

•	meet periodically with management and the Company’s independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures;

•	review and discuss quarterly reports from the Company’s independent public accountants regarding all critical accounting policies and practices to be used;

•	obtain from the Company’s independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient;

•	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountants;

•	adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	establish, review and update policies for approving related party transactions; and monitor implementation of such policies; and

•	review and approve any transactions between the Company and related parties.

Members: Mr. Parks (Chairman), Mr. Owen, Mr. Orr and Mr. Spain. All of the members of the Audit Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the SEC’s rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he is able to read and understand fundamental financial statements, including the Company’s balance sheets, statements of operations and statements of cash flows. In addition, the Board believes that Board nominee Charlie Pleas, III, would qualify as an “audit committee financial expert” and if he is elected to the Board at the Annual Meeting, it is expected that he would be appointed to the Audit Committee.

Number of Meetings in fiscal 2015: 10

Compensation Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance - Committees.” Under the terms of its charter, the Compensation Committee is directly responsible for establishing compensation policies for our executive officers. The principal duties of the Compensation Committee, among other things, are to:

•	review and recommend to the Board of Directors the annual salary, bonus, stock compensation and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer;

•	review and provide recommendations to the Company regarding compensation and bonus levels of other members of senior management;

•	review and recommend to the Board of Directors new executive compensation programs;

•	grant awards under our equity incentive plans and establish the terms thereof;

•	review and recommend to the Board of Directors the terms of any employment agreement executed by the Company with an executive officer of the Company;

•	review and recommend to the Board of Directors the appropriate structure and amount of compensation for the Directors;

•	oversee all matters relating to the outcome of shareholder advisory votes on executive compensation, including recommending the frequency of such advisory votes to the Board of Directors;

•	oversee the appropriate Committee response to a say-on-pay vote that does not achieve the required vote and, based on such result, determine if any compensation arrangement subject to such advisory voting should be modified;

•	review and approve material changes in the Company’s employee benefit plans; and

•	where applicable, employ a compensation consultant that reports directly to the committee to assist in the evaluation of our executive compensation programs.

Members: Mr. Collins (Chairman), Mr. Owen, Mr. M. Kirkland and Mr. Orr. All of the members of the Compensation Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

Number of Meetings in fiscal 2015: 7

Governance and Nominating Committee

The Board of Directors has adopted a written charter that outlines the duties of the Governance and Nominating Committee. A copy of this charter is available on the Company’s investor website at www.kirklands.com under “Investor and Media Relations – Corporate Governance - Committees.” The principal duties of the Governance and Nominating Committee, among other things, are to:

•	Review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and committee membership;

•	identify and recommend potential candidates for election or re-election to the Board of Directors;

•	implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders; and

•	review and recommend to the Board of Directors the appropriate structure of Board of Directors committees, committee assignments and the position of chairman of each committee.

Members: Mr. Orr (Chairman), Mr. Collins, and Mr. M. Kirkland. All of the members of the Governance and Nominating Committee are “independent” as defined by the applicable rules and regulations of Nasdaq and the SEC.

Number of Meetings in fiscal 2015: 5

Director Nomination Process

The Governance and Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its shareholders. The Governance and Nominating Committee will consider nominees for election to the Board of Directors that are recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in compliance with the procedures outlined on page 34 under the heading “Shareholder Proposals for the 2017 Annual Meeting.”

While the Governance and Nominating Committee does not have a specific diversity policy relating to the composition of the Board of Directors, the Board of Directors does value diversity. The Board of Directors considers a number of diversity factors in evaluating director candidates including, without limitation, professional experience, education, race, gender and national origin, but does not assign any particular weight or priority to any particular factors. Instead, the Board of Directors considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.

In identifying prospective director candidates, the Governance and Nominating Committee may seek referrals from other members of the Board of Directors, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Director’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Governance and Nominating Committee may also assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board of Directors.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, our Board of Directors focuses primarily on the information discussed in each director’s biographical information set forth on pages 6 to 10 of this Proxy Statement. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business endeavors, which further qualify them for service as members of the Board of Directors.

In 2016, our Board Chairman recommended both Susan S. Lanigan and Charlie Pleas, III, as potential director nominees. In each case, the Governance and Nominating Committee then interviewed these prospective nominees, reviewed their qualifications and expertise and ultimately recommended to the full Board of Directors that each of these candidates become a nominee for director.

New directors participate in an orientation program that includes discussions with senior management, a store visit, and their review of background materials on our strategic plan, organization and financial statements. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Board of Directors Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. The Board of Directors exercises its risk oversight function through the full Board of Directors and each of its committees. The Audit Committee of the Board of Directors takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances. The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks. Furthermore, the Board of Directors, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed. Finally, the Compensation Committee of the Board of Directors reviews any risks associated with the Company’s compensation practices. In the Compensation Committee’s view, our compensation policies do not encourage risk-taking, in part because the compensation packages are weighted towards long-term vesting equity as opposed to cash or immediately vested equity awards.

Board of Directors Compensation

Retainer and Fees for Employee Directors

Any director who is also one of our employees does not receive any additional compensation for his or her service as a director of Kirkland’s.

Retainer and Fees for Non-employee Directors

The Compensation Committee has approved the following compensation for non-employee directors for their service:

Cash Compensation. Each non-employee director is paid an annual retainer of $30,000, as well as $1,000 for each board meeting attended in person. In addition to the foregoing retainer and meeting fees, our non-employee Chairman of the Board of Directors receives an additional annual retainer of $30,000.

Equity Compensation. On the date of each Annual Meeting of Shareholders, each person serving as a non-employee director at the conclusion of the meeting receives a grant of 4,000 restricted stock units (“RSUs”), each representing the right to receive one share of our common stock upon vesting. The RSUs vest one-year from the date of grant (or on a pro-rata basis relative to the termination date if the director’s service to the Company terminates prior to the one-year anniversary of the grant date). In the event of a change in control of the Company (a “Change in Control”), the Company reserves the right to substitute cash or other substitute consideration for the right to receive shares hereunder, provided that at the time of that Change in Control, such substitute consideration has a value (as reasonably determined by the Board of Directors) equal to the then current fair market value of the shares subject hereto and provided further that such substitute consideration vests and becomes payable on the same basis as provided herein with respect to these RSUs and the shares subject hereto (or on such accelerated basis as may then be determined by the Board of Directors, in its discretion).

Board of Directors Committees. Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $10,000, and the Chairman of the Audit Committee receives an annual retainer of $20,000. Each non-employee director who is a member of our Compensation Committee receives an annual retainer of $7,500, and the Chairman of the Compensation Committee is paid an annual retainer of $15,000. Each non-employee director who is a member of the Governance and Nominating Committee is paid an annual retainer of $7,500, and the Chairman of the Governance and Nominating Committee receives an annual retainer of $15,000.

Director Compensation Table

The following table provides information about all compensation earned in fiscal 2015 by the individuals who served on our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Murray M. Spain	46,333	102,080	148,413
Ralph T. Parks	51,334	102,080	153,414
Steven J. Collins	53,833	102,080	155,913
R. Wilson Orr, III	95,667	102,080	197,747
Jeffery C. Owen	44,667	102,080	146,747
Miles T. Kirkland	47,334	102,080	149,414
Robert E. Alderson	34,000	102,080	136,080
Carl T. Kirkland	34,000	102,080	136,080

(1)	As a part of our Board of Directors compensation package, each non-employee member of the Board of Directors was granted 4,000 RSUs on June 4, 2015. The RSUs will vest one-year from the date of grant (or will vest on a pro-rata basis relative to the termination date if the director’s service to the Company terminates prior to the one-year anniversary of the grant date). The amounts in the column titled “Stock Awards” reflect the grant date fair values of awards made during fiscal 2015, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”).

The following table shows, as of January 30, 2016, the number of all outstanding stock options and RSUs held by non-employee directors:

Name	Number of Options	Number of RSUs
Steven J. Collins	5,000	4,000
Carl T. Kirkland	20,000	4,000
Miles T. Kirkland	7,500	4,000
Jeffery C. Owen	—	4,000
Robert E. Alderson	—	4,000
R. Wilson Orr, III	—	4,000
Ralph T. Parks	—	4,000
Murray M. Spain	20,000	4,000

Shareholder Communications

Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board of Directors. Shareholders may contact the Board of Directors by writing to them c/o Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee, 37027, Attention: Carter R. Todd.

V. SECURITY OWNERSHIP OF KIRKLAND’S

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of April 15, 2016 (except as set forth below), the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of our outstanding Common Stock;

•	each of our directors and nominees for director;

•	each of our executive officers listed in the Summary Compensation Table on page 23 below (collectively, the “NEOs” or “named executive officers”); and

•	all of our directors and executive officers as a group. Unless otherwise noted, the address for each person listed is our principal office.

	Shares Beneficially Owned
Name	Number	Percent
Robert E. Alderson, Director (1)	55,882	*
W. Michael Madden, NEO and Director (2)	305,867	1.9%
Michelle R. Graul, NEO (3)	168,118	1.0%
Adam C. Holland, NEO (4)	90,345	*
Steven J. Collins, Director (5)	29,790	*
Carl T. Kirkland, Director (6)	879,044	5.6%
Miles T. Kirkland, Director (7)	80,883	*
R. Wilson Orr, III, Director (8)	27,320	*
Jeffery C. Owen, Director	4,000	*
Ralph T. Parks, Director (9)	24,144	*
Murray M. Spain, Director (10)	44,144	*
Susan S. Lanigan, Director Nominee	—	*
Charlie Pleas, III, Director Nominee	—	*

Nokomis Capital, L.L.C. (11)	1,651,313	10.5%
2305 Cedar Springs Rd., Suite 420
Dallas, TX 75201

Paradigm Capital Management, Inc.(12)	1,128,700	7.2%
Nine Elk Street
Albany, NY 12207

Blackrock, Inc. (13)	1,860,989	11.8%
40 East 52nd Street
New York, NY 10022

Dimensional Fund Advisors LP (14)	855,327	5.4%
Building One, 6300 Bee Cave Road
Austin, TX 78746

All executive officers and directors as a group (11 persons)(15)	1,713,537	10.5%

*	Less than one percent of class

(1)	Includes 4,000 RSUs held by Mr. Alderson that will vest in June 2016.
(2)	Includes (i) options to purchase 207,964 shares of Common Stock held by Mr. Madden, (ii) 10,626 options that will vest by June 2016, and (iii) 14,504 RSUs that will vest by June 2016.
(3)	Includes (i) options to purchase 116,715 shares of Common Stock held by Ms. Graul, (ii) 7,659 options that will vest by June 2016, and (iii) 9,324 RSUs that will vest by June 2016.
(4)	Includes (i) options to purchase 46,595 shares of Common Stock held by Mr. Holland, (ii) 5,000 options that will vest by June 2016, and (iii) 5,180 RSUs that will vest by June 2016.
(5)	Includes (i) options to purchase 5,000 shares of Common Stock held by Mr. Collins and (ii) 4,000 RSUs that will vest in June 2016.
(6)	Includes (i) options to purchase 20,000 shares of Common Stock held by Mr. Kirkland and (ii) 4,000 RSUs that will vest in June 2016.
(7)	Includes (i) options to purchase 7,500 shares of Common Stock held by Mr. Kirkland and (ii) 4,000 RSUs that will vest in June 2016.
(8)	Includes 4,000 RSUs held by Mr. Orr that will vest in June 2016.
(9)	Includes 4,000 RSUs held by Mr. Parks that will vest in June 2016.
(10)	Includes (i) options to purchase 20,000 shares of Common Stock held by Mr. Spain, and (ii) 4,000 RSUs that will vest in June 2016.
(11)	Obtained from Form SC 13G/A filed on February 11, 2016.
(12)	Obtained from Form SC 13G/A filed on February 11, 2016.
(13)	Obtained from Form SC 13G/A filed on January 8, 2016.
(14)	Obtained from Form SC 13G filed on February 9, 2016.
(15)	Includes (i) options to purchase 447,059 shares of Common Stock, and (ii) 61,008 RSUs that will vest in June 2016.

VI. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Overview

The Compensation Committee of the Board of Directors has developed and implemented compensation policies, plans and programs that seek to enhance our profitability, and thus shareholder value, by aligning the financial interests of our senior management with those of our shareholders. Our compensation arrangements are designed to attract and retain corporate officers and other key employees and to motive them to perform to the full extent of their abilities, in the best long-term interests of the shareholders.

During fiscal 2015, the Compensation Committee held 7 meetings and took the following significant actions:

•	discussed, approved and recommended to the Board of Directors the base salary and bonus packages of our named executive officers;

•	established bonus targets and payout levels for our named executive officers for fiscal 2015; and

•	approved equity grants totaling 47,500 options and 19,000 RSUs to NEOs; and also approved equity grants totaling 140,000 options and 56,000 RSUs to other members of management.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised entirely of the following independent directors: Steven J. Collins (chairman), Miles Kirkland, Jeffery C. Owen and R. Wilson Orr, III. Mr. Collins previously served as the Company’s Chief Financial Officer from 1997 to 1998. Except as described in the preceding sentence, no member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under the SEC rules. In addition, during fiscal 2015, none of our executive officers served as any of the following:

•	a member of the compensation committee (or other board committee performing similar functions, or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

•	a director of another corporation, one of whose executive officers served on the Compensation Committee; or

•	a member of the compensation committee (or other board committee performing similar functions, or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

Limited Reliance on Outside Advisors

The Compensation Committee has sought input from compensation consultants in the past and may do so again in the future, but the advice of such consultants has never been central to our executive compensation process or philosophy. Rather, our executive compensation process is driven primarily by the experience and judgment of the Compensation Committee’s members. When applying that judgment, individual members of the Compensation Committee may from time to time review the public filings of other companies, but the Compensation Committee has not identified a specific compensation peer group or otherwise engaged in formal benchmarking.

Consideration of Results of Shareholder Advisory Votes on Executive Compensation

At our 2015 Annual Meeting of Shareholders, we conducted a “Say-On-Pay” shareholder advisory vote, as required by the Dodd-Frank Act. The Compensation Committee appreciates that over 95% of the shares voting approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in the 2015 Proxy Statement.

Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore we have not made material changes to our approach to executive officer compensation. This year we are again providing shareholders with an opportunity to express their views on this topic in another “Say-On-Pay” shareholder advisory vote. For more information, please see “Proposal No. 3 – Advisory Vote Related to Executive Compensation” on page 4.

At the annual meeting of shareholders on June 1, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur on an annual basis. In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation until the next required vote on the frequency of shareholder votes on the compensation of executives, which is scheduled to occur at the 2017 annual meeting.

Role of Executives in Establishing Compensation

The Compensation Committee approves and recommends to the Board of Directors all compensation and equity awards to three individuals who were our named executive officers in 2015: W. Michael Madden, our President and Chief Executive Officer; Michelle R. Graul, our Executive Vice President of Stores and Merchandising; and Adam C. Holland, our Chief Financial Officer. The Compensation Committee reviews the performance of the named executive officers through internal committee discussions and discussions with the executives, and determines the appropriate level of compensation on an annual basis.

Mr. Madden regularly attends portions of the Compensation Committee meetings and provides assistance in gathering data and information designed to support the decision-making process of the Compensation Committee. However, he is excused by the Compensation Committee from such meetings when decisions concerning executive compensation are made. Additionally, the Compensation Committee holds separate meetings outside the presence of management, at which executive compensation decisions are made.

Compensation Philosophy

The key objective of our compensation programs is to attract and retain highly qualified key executives. Once executives have joined the company, our compensation programs must provide the appropriate level of incentives in the form of cash and equity to maintain a high level of competitiveness and thereby retain key managers. We offer our executives a combination of cash bonus incentives, equity-based compensation in the form of stock options and RSUs, and the opportunity to participate in an employee stock purchase plan. We believe these incentive programs align with our overall goal of maximizing our long-term financial results and shareholder value.

Elements of Compensation

Executive pay is structured to consist of the following components:

•	base salary;

•	cash bonuses; and

•	equity awards.

The Compensation Committee believes that a significant portion of total compensation for our executives should be allocated to equity incentives that align pay with shareholder value. In addition, cash bonuses are available to reward executives for achieving company performance goals and individual goals that contribute to increasing the value of the company.

Base Salary

We provide our named executive officers with base salaries to compensate them for services rendered during the year. The Compensation Committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. The Compensation Committee annually reviews the base salary for executive officers and makes adjustments to individual base salary rates when necessary or otherwise appropriate.

Among other things, individual base salary adjustments take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years, significant changes in responsibilities, if any, and cost of living adjustments. The assessment of individual performance is subjective and is not intended to correlate to specific corporate performance measures. The Compensation Committee’s decisions regarding fiscal 2015 and fiscal 2016 salary increases are reflected below:

Executive Officer	Fiscal 2014 Base Salary Rate	Fiscal 2015 Base Salary Rate		Fiscal 2016 Base Salary Rate
W. Michael Madden—President & Chief Executive Officer	$370,000	$450,000	(1)	$465,000	(4)
Michelle R. Graul—Executive Vice President of Stores and Merchandising	$320,000	$350,000	(2)	$360,000	(4)
Adam C. Holland—Chief Financial Officer	$200,000	$250,000	(3)	$260,000	(4)

(1)	Mr. Madden was appointed Chief Executive Officer effective February 8, 2015, and the amount shown above for fiscal 2015 reflects his base salary following that promotion.
(2)	Ms. Graul was appointed Executive Vice President of Stores and Merchandising effective August 21, 2014, and the amount shown above for fiscal 2014 reflects her base salary following that promotion.
(3)	Mr. Holland was appointed Chief Accounting Officer on August 21, 2014 and appointed Chief Financial Officer effective February 8, 2015. The amounts shown above for fiscal 2014 and fiscal 2015 reflect his base salary rate following each promotion.
(4)	The amounts shown above reflect each named executive officer’s base salary rate following merit based increases as determined by the Compensation Committee in its discretion.

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program compensation is provided under the Company’s Amended and Restated 2002 Equity Incentive Plan and has been designed to provide a short-term incentive to our executives based upon predetermined performance goals for the company and each individual executive. The Compensation Committee determines the amount of the target bonus annually for each executive expressed as a percentage of base salary.

For fiscal 2015, the target bonus for the named executive officers were: 100% of base salary for Mr. Madden; 75% of base salary for Ms. Graul; and 60% of base salary for Mr. Holland. Bonuses under this program for Mr. Madden, Ms. Graul, and Mr. Holland were based entirely on Company performance goals.

Company performance is measured based solely upon the achievement of a specified level of earnings before adjustments for interest and taxes (“EBIT”) as determined through our annual budgeting process. The annual budget is approved by the Board of Directors at the beginning of the fiscal year. The reliance on EBIT is driven by the Compensation Committee’s belief in using a metric that is more closely aligned to bottom line earnings and provides a measure of asset productivity by including depreciation and amortization in the measurement of performance.

The Company performance goal is structured such that 100% payout of the applicable target bonus is attained upon achieving 100% of the Company EBIT goal, with the threshold bonus (50% of target payout) attained upon achievement of 75% of the EBIT goal, maximum bonus (150% of target payout) attained upon achievement of 150% of the EBIT goal and linear interpolation used to determine payouts between these levels of EBIT performance.

Calculation of the performance bonus earned by each executive was based on the Company’s final audited financial statements. The Compensation Committee reserves the right to adjust the Company performance target for extraordinary and non-recurring events after it has been established; however, it has not done so during the last eight fiscal years. The Compensation Committee may also award discretionary bonuses from time to time to recognize significant achievements and service to the Company.

As discussed above, the non-equity incentive plan compensation of our named executive officers during fiscal 2015 was based entirely on the achievement of Company financial performance goals, specifically certain levels of EBIT as determined by the Compensation Committee for purposes of our cash bonus program. The Company’s EBIT target for fiscal 2015 was $37,374,000. The actual EBIT achieved by the Company in fiscal 2015, as determined prior to bonus payments under the cash bonus program, was $26,200,000 (which was 70.1% of the target

EBIT amount). Under the terms of the Company’s fiscal 2015 non-equity incentive plan, bonuses are not paid to plan participants unless at least 75% of the EBIT target is achieved. Because the minimum EBIT target for fiscal 2015 was not achieved, the Compensation Committee did not award bonuses to the named executive officers (or any other Company employees) for fiscal 2015.

Equity Based Incentives

Equity awards are generally made to named executive officers upon hire. Thereafter, awards are generally made annually, at the discretion of the Compensation Committee, as part of the Compensation Committee’s annual compensation evaluation process. Equity awards may also be made in special circumstances (for example, to recognize a promotion or achieve a particular retention objective), but these situations are rare. There were no such special circumstances grants in fiscal 2015. The exercise price of each stock option award is based on the closing price of our common stock on the date of the grant (if not a business day, the immediately preceding business day). For newly hired employees receiving stock options, the grant of such award occurs on the later of the first day of employment or upon Compensation Committee approval, with the exercise price being based upon the closing price of our common stock on such date.

The Compensation Committee, in its discretion, evaluates potential equity awards primarily based on the number of shares to be allocated in relation to the number of shares outstanding, with additional consideration given to the value of the award in relation to total compensation. The Compensation Committee continually evaluates the type of equity award that is appropriate at the given time in response to changing business conditions with a goal of providing the type of equity award most appropriate to provide the right balance between retention and incentive to build long-term shareholder value. Equity awards have vesting requirements and terms that are similar among the recipients of the awards, providing incentives for employees to stay with the Company and work together to achieve common goals. Stock option awards typically provide for three-year or four-year vesting, with one-third or one-fourth vesting on the first anniversary of the grant date, and the remainder vesting over the succeeding eight quarters or 12 quarters. Beginning with option grants to employees in fiscal 2010, the vesting period was increased from three years to four years in order to further encourage retention of executive officers and to slow recognition of the expense associated with such awards for income statement purposes. Restricted stock unit awards generally provide for three-year “cliff” vesting.

On June 4, 2015, in connection with the Compensation Committee’s annual compensation evaluation process, the Compensation Committee made the following annual equity awards to named executive officers: (a) Mr. Madden was granted stock options with respect to 20,000 shares and 8,000 RSUs; (b) Ms. Graul was granted stock options with respect to 15,000 shares and 6,000 RSUs; and (c) Mr. Holland was granted stock options with respect to 12,500 shares and 5,000 RSUs. The size of these equity awards was determined by the Compensation Committee after a review of fiscal 2014 performance (and, with respect to Ms. Graul and Mr. Holland, after consultation with Mr. Madden regarding each executive’s performance in fiscal 2014) and taking into consideration the grantees’ other compensation, the value of our shares on the date of grant and the Compensation Committee’s subjective judgment regarding the size of award necessary to strongly encourage both the retention of the grantees and their continued efforts on our behalf while managing the dilutive impact of the awards.

Perquisites

We do not provide significant perquisites or personal benefits to our executive officers that are not readily available to other employees.

Severance Benefits

The specific terms of our severance arrangements are discussed below under the heading “Employment Arrangements and Post-Employment Compensation and Benefits.” The Compensation Committee has noted the prevalence of severance arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. The Compensation Committee also believes that reasonable severance benefits (i) should be established with reference to an executive’s position and current cash compensation opportunities, and (ii) should be conditioned upon execution of a release of claims against the employer and its affiliates. Accordingly, the Compensation Committee has approved modest severance benefits for both Mr. Madden and Ms. Graul pursuant to which severance is payable upon a termination without cause or a resignation for good reason, subject in each case to Mr. Madden or Ms. Graul executing a release of claims in favor of the Company. The severance benefits for Mr. Madden and Ms. Graul remained consistent with those benefits provided in prior years.

Tax Implications - Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general, the compensation is paid pursuant to a plan that has been approved by our shareholders and is performance-related and non-discretionary. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success. During the 2013 Annual Meeting of Shareholders, we obtained shareholder approval of the Company’s 2002 Equity Incentive Plan, as amended and restated. Among the changes reflected in that plan restatement are changes intended to provide us with greater flexibility in structuring compensation to be exempt from the limits of Section 162(m) (including the ability to grant our annual cash performance bonuses under the 2002 Equity Incentive Plan, as amended and restated).

Stock Ownership Guidelines

We do not have a formal policy in place stipulating levels of share ownership for executives. The Board of Directors and the Compensation Committee encourage employee stock ownership through the granting of equity compensation and through the Company’s Employee Stock Purchase Plan. Our Chief Executive Officer, Mr. Madden, has a material ownership position in the Company. The Board of Directors and the Compensation Committee and currently working on stock ownership guidelines for executive officers and directors and expect to have that policy adopted and in place prior to the end of 2016.

Compensation Risk Analysis

Our Compensation Committee is keenly aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the Compensation Committee seeks to mitigate such risk by (i) providing a meaningful portion of total compensation in the form of equity incentives that vest over multiple years, and (ii) capping annual cash bonuses for named executive officers at 150%, 112.5%, and 90% of base salary for Mr. Madden, Ms. Graul, and Mr. Holland, respectively. Each of these elements is intended to encourage an appropriately long-term focus. Moreover, while we have not implemented a stock ownership guideline for our management team, we note that each of our named executive officers, including Mr. Madden, our Chief Executive Officer, maintains a meaningful direct stock ownership position, which we believe provides a significant incentive for our team to ensure that their actions are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

Compensation Committee Report

We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Steven J. Collins, Chairman
Miles T. Kirkland
Jeffery C. Owen
R. Wilson Orr, III

Summary Compensation Table

The following table provides information about all compensation earned in fiscal 2015 by the individuals who served as Chief Executive Officer, Executive Vice President of Store Operations and Merchandising and Chief Financial Officer. The Company did not have any other named executive officers during fiscal 2015.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
W. Michael Madden, President and Chief Executive Officer	2015 2014 2013	450,000 364,230 345,000	— 2,220	204,160 184,600 221,060	241,200 242,000 332,850	— 275,280 196,909	10,400 19,555 15,147	905,760 1,087,885 1,110,966

Michelle R. Graul Executive Vice President of Stores and Merchandising	2015 2014 2013	350,000 315,385 300,000	— 1,536 —	153,120 129,220 142,110	180,900 169,400 213,975	— 190,464 136,980	10,400 19,115 13,722	694,420 825,120 806,787

Adam C. Holland Vice President and Chief Financial Officer	2015 2014	250,000 197,692	— 640	127,600 55,380	150,750 72,600	— 79,360	4,149 13,224	532,499 418,896

(1)	Our fiscal year is comprised of the 52 or 53-week period ending on the Saturday closest to January 31 of each year. Accordingly, fiscal 2015 represented 52 weeks ending on January 30, 2016.
(2)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For additional information about the valuation assumptions with respect to equity awards, refer to note 7 of the financial statements of Kirkland’s, Inc. in its Form 10-K for the year ended January 30, 2016, as filed with the SEC on April 8, 2016.
(3)	Other compensation consists of company benefits and other perquisites. The “All Other Compensation” table below further details these items.

All Other Compensation

The following table provides additional detail for those items listed as “All Other Compensation” in the Summary Compensation Table for fiscal 2015:

Description	Mr. Madden	Ms. Graul	Mr. Holland
401(k) Employer Matching Contribution(1)	$2,749	$2,749	$2,749
Non-Qualified Deferred Compensation Plan Employer Matching Contribution(2)	$6,251	$6,251	—
Group Life Insurance(3)	$63	$63	$63
Disability Insurance(4)	$1,337	$1,337	$1,337
Total	$10,400	$10,400	$4,149

(1)	For fiscal 2015, the Company made a discretionary matching contribution of 50% of the first 6% of compensation for all eligible employees, including executives, subject to IRS limitations.
(2)	This amount represents the difference between the matching contribution actually made to our 401(k) plan and the matching contribution that would have been made to our 401(k) plan, but for certain limitations applicable to qualified plans under the Internal Revenue Code. This amount was contributed to our Non-Qualified Deferred Compensation Plan.

(3)	We provide a certain amount of life insurance coverage for all employees covered by our health insurance plan. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.
(4)	We provide a certain amount of short-term and long-term disability insurance coverage for all employees. Additional coverage is provided to a certain level of employees, including executives. The amount disclosed represents the amount of premiums paid for this additional level of coverage.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan based awards to each of our named executive officers during our fiscal year ended January 30, 2016.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Shares Underlying	Exercise Price of Option	Grant Date Fair Value of Stock
		Threshold ($)	Target ($)	Maximum ($)	or Units (#) (2)	Options (#) (3)	Awards ($ / Sh)	and Options Awards (4)

W. Michael Madden	4/21/2015	225,000	450,000	675,000
	6/4/2015					20,000	25.52	$241,200
	6/4/2015				8,000			$204,160

Michelle R. Graul	4/21/2015	131,250	262,500	393,750
	6/4/2015					15,000	25.52	$180,900
	6/4/2015				6,000			$153,120

Adam C. Holland	4/21/2015	75,000	150,000	225,000
	6/4/2015					12,500	25.52	$150,750
	6/4/2015				5,000			$127,600

(1)	The amounts in the column under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential threshold, target and maximum bonuses available to the named executive officers under the Company’s cash bonus program for the fiscal year ended January 30, 2016.
(2)	The amounts in the column under “All Other Stock Awards” represent shares of restricted stock awarded under the Company’s 2002 Equity Incentive Plan, each of which vest over time. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards at 2015 Fiscal Year-End” table below.
(3)	The amounts in the column under “All Other Option Awards” represent shares underlying options awarded, each of which vest over time. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards at 2015 Fiscal Year-End” table below.
(4)	The amounts in the column under “Grant Date Fair Value of Option Awards” represent the fair value of the awards on the date of grant, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information about the outstanding equity awards as of January 30, 2016 for the executive officers named in our Summary Compensation Table.

	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(4)	Option / Unit Grant Date	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(4)	Market Value of Shares or Units of Stock that have not Vested ($)

Name	Exercisable (3)	Unexercisable

W. Michael Madden(5)	20,834	—	1.11	7/25/2008	7/25/2018
	75,000	—	7.98	6/8/2009	6/8/2019
	29,000	—	18.14	6/8/2010	6/8/2020
	20,000	—	11.41	6/1/2011	6/1/2021
	26,250	3,750	10.01	5/30/2012	5/30/2022
	21,878	13,122	14.87	6/4/2013	6/4/2023	14,504	171,582
	9,376	15,624	17.54	6/12/2014	6/12/2024	10,360	122,559
	—	20,000	25.52	6/4/2015	6/4/2025	8,000	94,640

Michelle R. Graul(6)	35,000	—	7.98	6/5/2009	6/8/2019
	22,500	—	18.14	6/8/2010	6/8/2020
	15,000	—	11.41	6/1/2011	6/1/2021
	19,685	2,815	10.01	5/30/2012	5/30/2022
	14,061	8,439	14.87	6/4/2013	6/4/2023	9,324	110,303
	6,563	10,937	17.54	6/12/2014	6/12/2024	7,252	85,791
	—	15,000	25.52	6/4/2015	6/4/2025	6,000	70,980

Adam C. Holland(7)	3,346	—	7.98	6/5/2009	6/8/2019
	12,000	—	18.14	6/8/2010	6/8/2020
	10,000	—	11.41	6/1/2011	6/1/2021
	8,750	1,250	10.01	5/30/2012	5/30/2022
	7,811	4,689	14.87	6/4/2013	6/4/2023	5,180	61,279
	2,813	4,687	17.54	6/12/2014	6/12/2024	3,108	36,768
	—	12,500	25.52	6/4/2015	6/4/2025	5,000	59,150

(1)	With respect to Mr. Madden’s, Ms. Graul’s, and Mr. Holland’s May 30, 2012, June 4, 2013, June 12, 2014, and June 4, 2015 option grants, such grants vest over a term of four years with one fourth of the grant vesting on the first anniversary of the grant date with 6.25% of the underlying shares vesting per quarter for the subsequent three years. All options expire on the tenth anniversary of the grant date.
(2)	Stock awards shown in this table all vest 100% on the third anniversary of the grant date. The market value is based on the closing stock price of $11.83 on January 29, 2016.
(3)	Exercisable as of January 30, 2016.
(4)	The exercise prices for all option awards in the table (except the 2015 awards) were adjusted downward last year as provided for in the 2002 Equity Incentive Plan to reflect the issuance of the Company’s special $1.50 cash dividend, which was paid to all shareholders on June 19, 2015. Similarly, the amounts of the RSU grants shown above for 2013 and 2014 have been adjusted upward to reflect the special dividend.

(5)	Mr. Madden was granted 14,504 restricted stock units on June 4, 2013, and 10,360 restricted stock units on June 12, 2014, and 8,000 restricted stock units on June 4, 2015 under our 2002 Equity Incentive Plan.
(6)	Ms. Graul was granted 9,324 restricted stock units on June 4, 2013, and 7,252 restricted stock units on June 12, 2014 and 6,000 restricted stock units on June 4, 2015 under our 2002 Equity Incentive Plan.
(7)	Mr. Holland was granted 5,180 restricted stock units on June 4, 2013, and 3,108 restricted stock units on June 12, 2014 and 5,000 restricted stock units on June 4, 2015 under our 2002 Equity Incentive Plan.

Option Exercises and Stock Vested during Fiscal 2015

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Michael Madden	25,000	381,750	12,000	315,240
Michelle R. Graul	—	—	9,000	236,430
Adam C. Holland	—	—	4,000	105,080

(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the closing price of Kirkland’s common stock on the date of exercise and the exercise price of the option.
(2)	The value realized on the vesting of restricted stock awards is equal to the closing market price of Kirkland’s common stock on the date of vesting (or the last trading day before the vest, if applicable) times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Nonqualified Deferred Compensation for Fiscal 2015

Effective March 1, 2005, the Company adopted The Executive Non-Qualified Excess Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is available for certain employees whose benefits under the Company’s 401(k) retirement plan are limited due to provisions of the Internal Revenue Code.

The following table provides information about defined contribution and other plans that provide for the deferral of compensation on a basis that is not tax-qualified by each of the executive officers named in our summary compensation table:

Name	Plan/Agreement	Executive Contribution in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
W. Michael Madden	Deferred compensation	20,231	6,251	(23,292)	—	272,075
Michelle R. Graul	Deferred compensation	18,217	6,251	(1,058)	—	121,993

(1)	The amounts in this column are also included in the Summary Compensation Table, as part of the amount shown in the Salary column.
(2)	The amounts in this column are also included in the Summary Compensation Table, as part of the amount shown in the All Other Compensation column. These amounts are also separately identified in the All Other Compensation table.
(3)	Other than amounts attributable to market rate earnings, the amounts listed in this column have been reported in the Summary Compensation Table above for fiscal 2015 or in previous years.

Employment Arrangements and Post-Employment Compensation and Benefits

We do not maintain a general severance plan, and except as otherwise discussed in this section, there are no provisions for severance or change of control payments for our executive officers. Our 2002 Equity Incentive Plan does not provide for automatic acceleration of vesting or other benefits in the event of a change of control. The Board of Directors may, in its sole discretion, cause all outstanding options to become fully vested and immediately exercisable in the event of a change of control. Except as otherwise discussed in this section, there are no change of control vesting acceleration provisions included with any of our stock compensation grants and any severance payments to named executive officers would be subject to the approval of the Compensation Committee. The details regarding the potential post-employment benefits to which our executive officers are entitled are set forth below.

W. Michael Madden, President and Chief Executive Officer

In April 2008, the Compensation Committee approved a letter agreement with Mr. Madden which provides for certain post-employment benefits in the event of a termination of his employment by us without cause or resignation by him for good reason. Under these circumstances, Mr. Madden would be entitled to severance pay equal to his then-current base salary and continuation of health benefits through COBRA for a period of six months. In April 2013, Mr. Madden’s salary and benefit continuation due upon a severance event were increased from six to 12 months. The payment of any such benefits would be subject to Mr. Madden providing the Company with a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on January 30, 2016, Mr. Madden’s payments and benefits have an estimated value of:

Type of Separation	Salary Continuation	Welfare Benefit Continuation(1)	Company-Provided Life Insurance Proceeds(2)	Total
Death	—	—	$50,000	$50,000
Termination without Cause or resignation for Good Reason	$450,000	$10,392	—	$460,392

(1)	Represents the value of Company payments of premiums related to health insurance for Mr. Madden and his family.
(2)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $25,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.

Adam C. Holland, Vice President and Chief Financial Officer

Mr. Holland is not currently party to any employment contract or arrangement with us that provides for any severance payments or benefits upon his termination of employment.

Michelle R. Graul, Executive Vice President of Stores and Merchandising

When Ms. Graul joined the company in 2005, the Company entered into an Employment Agreement with her, which provides for certain post-employment benefits in the event of a termination of her employment by us without cause or resignation for good reason. Under these circumstances, Ms. Graul would be entitled to cash severance equal to her average total cash compensation for the three preceding years, payable over twelve months, and continuation of group health benefits for 12 months. In that case, she would also be restricted from competing with us for 12 months. We may elect to extend that non-competition period for up to an additional 12 months by extending her severance benefits for an equivalent period.

If Ms. Graul resigns from employment without good reason, we may elect to impose non-competition restrictions on her for up to 12 months by paying her the severance benefits described above for an equivalent period. If Ms. Graul is terminated for cause, she will be restricted from competing with us for 12 months (without any payment from us).

The payment of any severance benefits to Ms. Graul is conditioned on her execution of a general release of claims in a form reasonably prescribed by the Company.

Assuming one of the following events occurred on January 30, 2016, Ms. Graul’s payments and benefits have an estimated value of:

Type of Separation	Salary Continuation		Welfare Benefit Continuation(1)	Company-Provided Life Insurance Proceeds(2)	Total
Death	—		—	$50,000	$50,000
Termination without Cause or resignation for Good Reason	$431,455	(3)	$10,392	—	$441,847

(1)	Represents the value of Company payments of premiums related to health insurance for Ms. Graul and her family.

(2)	Represents life insurance proceeds from Company-provided life insurance policies. Executives enrolled in the Company’s health insurance plan receive $25,000 in additional life insurance coverage over and above the coverage available to other employees enrolled in the plan.
(3)	Assumes that we do not elect to extend her non-compete obligations beyond the 12 month default period. The table also assumes that we do not elect to maintain her non-compete beyond termination of employment, if Ms. Graul terminates her employment without good reason.

VII. RELATED PARTY TRANSACTIONS

Our Policies Regarding Related Party Transactions

We have a written statement of policy with respect to related party transactions, which is administered by the Audit Committee of our Board of Directors. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between us (including any of our subsidiaries) and a Related Person, without regard to the amount involved. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of five percent of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest in such entity. Related Party Transactions do not include any transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder with all other shareholders, transactions involving competitive bids, or transactions involving certain bank-related services.

Under the terms of our related party transaction policy, the Audit Committee will only approve a Related Party Transaction if it is determined that the transaction is in, or is not inconsistent with, the best interest of the Company and its shareholders. Any director or officer with an interest in a related party transaction is expected to recuse him or herself from considering the matter and voting upon it. In all cases, a director or officers with an interest in a Related Party Transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

When reviewing a Related Party Transaction, the Audit Committee will use any process and review any information that it determines to be appropriate. The Audit Committee takes into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to (i) the material terms and conditions of the transaction or transactions; (ii) the Related Party’s relationship to the Company; (iii) the Related Party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to use from an unrelated their party. All Related Party transactions will be disclosed in accordance with SEC rules.

In the event that we become aware of a Related Party Transaction that was not previously approved or ratified by the Audit Committee, we will evaluate all options available with respect to that transaction, including ratification, revision or termination.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•	the Audit Committee approves or ratifies such transaction in accordance with the terms of our related party transaction policy; or

•	the Chairperson of the Audit Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $120,000, provided that for the Related Party Transaction to continue it must be approved by the Audit Committee at its next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and, thus, not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

During fiscal 2015, we identified the following related party activity, which has been previously approved by the Audit Committee:

Real Estate Lease

The Company leases 11,700 square feet of retail real estate located in the Columns development in Jackson, Tennessee from Vann Drive Partners, a joint venture in which each of Carl Kirkland and Miles Kirkland, each a member of our Board of Directors, and Robert Alderson, our retired Chief Executive Officer and current member of our Board of Directors, hold minority equity positions. The term of the lease commenced in May 2004 and continues for an initial period of 5 years, with two 5-year renewal options. The Company exercised both 5-year renewal options, and the lease is currently scheduled to expire in January 2020. The lease provides for minimum rental payments of $12,000 per month. The lease also provides for the payment of customary additional charges, including taxes and insurance. In fiscal 2015, the Company paid total rent and ancillary charges under the lease of $160,000. This lease has been reviewed and approved by our Board of Directors and Audit Committee. Management considers the terms of this lease to be at arms-length and reasonably equivalent to terms we could have obtained through negotiations with an unaffiliated third party.

Vendor Agreement

In July 2009, the Company entered into a Vendor Agreement with a related party vendor to purchase merchandise inventory. The vendor is considered a related party because its principal owner is the spouse of the Company’s Vice President of Merchandising. During fiscal 2015, the Company’s purchases from this vendor totaled approximately $39.2 million, or 14.8% of total merchandise purchases. Payable amounts outstanding to this vendor were approximately $2.3 million as of January 30, 2016.

VIII. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during fiscal 2015, all Reporting Persons were in compliance with Section 16(a) filing requirements, except that Mr. Carl Kirkland filed two forms late relating to three gift transactions, one equity plan transaction and five sale transactions, Mr. Owen filed his initial statement of beneficial ownership late, and each of Messrs. Owen, Madden and Holland and Ms. Graul filed one form late relating to one equity plan transaction.

Independent Registered Public Accounting Firm

The Audit Committee has selected EY to be the Company’s independent registered public accounting firm for fiscal year 2016. Representatives of EY are expected to be present at the Annual Meeting on June 1, 2016 and will be given an opportunity to make a statement if they desire to do so. In addition, representatives of EY will be available to respond to appropriate questions at that time.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

The Audit Committee operates under a written charter adopted by the Board and effective in its revised form on August 27, 2013, which can be found on our website at www.kirklands.com under “Corporate Governance” on the Investor and Media Relations page. The charter is also available in print to any shareholder who requests it by making a written request addressed to:

Kirkland’s, Inc.

Attn: Corporate Secretary

5310 Maryland Way

Brentwood, TN 37027

The Audit Committee reviews the financial information provided to shareholders and others, oversees the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.

As part of its oversight of our financial statements, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed by auditing standards, including Auditing Standard No. 16 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board; and

•	Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee, and has discussed with Ernst & Young LLP its independence.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 30, 2016 for filing with the SEC.

The Audit Committee

Ralph T. Parks, Chairman

R. Wilson Orr, III

Jeffery C. Owen

Murray M. Spain

Audit and Non-Audit Fees

The aggregate fees billed for services rendered by our current independent registered public accounting firm, EY, during fiscal 2015 and during fiscal year 2014, were as follows:

	Fiscal 2015	Fiscal 2014
Audit Fees(1):	$673,000	$664,090
Audit-Related Fees(2):	—	—
Tax Fees(3):	$287,398	$201,187
All Other Fees(4):	—	—

TOTAL	$960,398	$865,277

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting, and reviews of the Company’s quarterly financial statements. Audit Fees also include fees billed for professional services rendered for consultation on SEC registration statements and filings and the issuance of consents.
(2)	Audit-Related Fees consist of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.
(4)	All Other Fees consist of fees billed for all other services.

Pre-Approval Policy

The Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

Under the terms of its pre-approval policy, the Audit Committee is required to pre-approve audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved cost level require specific pre-approval by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson and may in the future delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In addition to the annual audit services engagement specifically approved by the Audit Committee, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the independence of such independent registered public accounting firm. However, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

Any services to be performed by the independent registered public accounting firm not classified in any of the aforementioned categories must be specifically pre-approved by the Audit Committee.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

Shareholder Proposals for the 2017 Annual Meeting

Shareholders may nominate director candidates and make proposals to be considered at the 2017 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2017 Annual Meeting or any other proposal for consideration at the 2017 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 3, 2017 and April 2, 2017.

In addition to being able to present proposals for consideration at the 2017 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2017 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than December 30, 2016, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Corporate Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027, Attention: Carter R. Todd, Corporate Secretary.

Annual Report

A copy of the Company’s Annual Report to Shareholders for fiscal 2015 accompanies this proxy statement.

The Company will provide to each person solicited without charge, except for exhibits upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for the year ended January 30, 2016. Requests should be directed to Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027, Attention: Carter R. Todd.

Householding of Proxy Materials

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain shareholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholder who objects to or wishes to begin householding may notify Investor Relations, Kirkland’s, Inc., 5310 Maryland Way, Brentwood, Tennessee 37027. We will send an individual copy of the proxy statement to any shareholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We regularly retain the services of SCR Partners, LLC, to assist with our investor relations and other shareholder communications issues. SCR Partners, LLC will assist in the solicitation of proxies and will not receive any additional compensation for these services. SCR Partners, LLC may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. We will reimburse the firm’s expenses in connection with the solicitation. In addition, proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.

CARTER R. TODD
Vice President,
General Counsel and Corporate Secretary

APPENDIX A

AMENDMENT TO KIRKLAND’S, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

(as adopted effective June 1, 2016)

1.	Effective as of June, 1, 2016, Section 13(a) of the Kirkland’s, Inc. 2002 Employee Stock Purchase Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 13(b) relating to Adjustments, the aggregate number of shares of Stock available for purchase under the Plan will be 625,000, plus the number of shares of Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to the lesser of (i) .5% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year, and (ii) 35,000 shares of Stock. Notwithstanding the foregoing, the Compensation Committee of the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence.”

A-1

APPENDIX B

KIRKLAND’S, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated, effective July 10, 2002)

1. Purpose and Effective Date.

(a) Purpose. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their interest in the success of the Company by purchasing Stock from the Company on favorable terms. The Plan is intended to satisfy the requirements of Section 423 of the Code and will be interpreted accordingly.

(b) Effective Date. The Plan is effective as of the first date that Stock is sold to the public pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.

2. Administration.

(a) Committee Composition. The Plan will be administered by the Committee. The Committee will consist exclusively of one or more directors of the Company, who will be appointed by the Board.

(b) Committee Responsibilities. The Committee will interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan will be final and binding on all persons.

3. Enrollment And Participation.

(a) Offering Periods. While the Plan is in effect, two overlapping Offering Periods will commence in each calendar year. The Offering Periods will consist of the 24-month periods commencing on each February 1 and August 1. Notwithstanding the foregoing, the first Offering Period will commence on the date of the IPO and end on July 31, 2004 and the second Offering Period will commence on February 1, 2003 and end on January 31, 2005.

(b) Accumulation Periods. While the Plan is in effect, two Accumulation Periods will commence in each calendar year. The Accumulation Periods will consist of the six- month periods commencing on each February 1 and August 1. Notwithstanding the foregoing, the first Accumulation Period will commence on the date of the IPO and end on January 31, 2003 and the second Accumulation Period will commence on February 1, 2003 and end on July 31, 2003.

(c) Enrollment.

(i) First Offering Period. Each individual who qualifies as an Eligible Employee on the Effective Date will be enrolled as a Participant automatically on the Effective Date.

(ii) Subsequent Offering Periods. With respect to any Offering Period beginning after the Effective Date, an individual who qualifies as an Eligible Employee on the day preceding the first day of that Offering Period may elect to become a Participant in the Plan for such Offering Period by executing the enrollment/election form prescribed for this purpose by the Committee. The enrollment/election form must be filed with the Company at the prescribed location at least 15 days prior to the commencement of such Offering Period.

(d) Duration of Participation. Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws (or is deemed to have withdrawn) from the Plan under Section 5(a). An individual who has ceased participation in the Plan may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period will be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period will continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

(ii) If the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant will automatically be re-enrolled for such subsequent Offering Period.

(iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant will automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

4. Employee Contributions.

(a)First Accumulation Period. With respect to the First Accumulation Period, Participants will be permitted to pay for shares of Stock through direct cash payments, through payroll deduction or through a combination of direct payment and payroll withholding.

(i) Rate of Contribution. The rate of contribution for all Participants in the First Accumulation Period will be one percent of Compensation; provided, however, a Participants may increase his or her contributions for the First Accumulation Period to any amount up to 15% of his or her Compensation for that entire Accumulation Period by filing a new election form with the Company that authorizes an appropriate amount of payroll withholding.

(ii) Failure to Pay Accumulated Amount. The failure by a Participant to make a direct cash payment or authorize payroll withholding of the entire Accumulated Amount prior to January 24, 2003 will be treated automatically as a withdrawal from the Plan under Section 5(a). Upon such withdrawal, no payment will be due to the Participant and any right of the Participant to apply the Accumulated Amount to the purchase of shares of Stock under the Plan will be forfeited.

(b) Subsequent Accumulation Periods. With respect to all Accumulation Periods beginning on or after February 1, 2003:

(i) Payroll Withholding Required. Participants may purchase shares of Stock under the Plan only by means of payroll deductions. Participants enrolled in the Plan on the Effective Date are required to authorize payroll deductions for Accumulation Periods beginning on and after February 1, 2003 in order to continue participation in the Plan (and failure to do so will be deemed a withdrawal from the Plan under Section 5(a)).

(ii) Rate of Payroll Deductions. An Eligible Employee will designate on the enrollment/election form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion may be any whole percentage of the Eligible Employee’s Compensation not less than 1% and not more than 15%.

(c) Mechanics of Payroll Deductions. Once a Participant has authorized payroll withholding, payroll deductions will occur on each payday during participation in the Plan. A Participant may change the rate of payroll withholding by filing a new enrollment/election form with the Company at the prescribed location at any time. The new withholding rate will be effective as soon as reasonably practicable after such form has been received by the Company. The Committee may limit the number of times a Participant changes the rate of his or her withholding during any Accumulation Period.

(d) Discontinuing Payroll Deductions. A Participant who has authorized payroll withholding may discontinue contributions entirely by filing a new enrollment/election form with the Company at the prescribed location at any time. Payroll withholding will cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions in a given Accumulation Period may resume contributions with respect to the same Offering Period by filing a new enrollment/election form with the Company at least 15 days prior to the end of that Accumulation Period. Payroll withholding will resume as soon as reasonably practicable after such form has been received by the Company. A Participant who has discontinued employee contributions in a given Accumulation Period and who has not resumed contributions prior to the end of that Accumulation Period will be deemed to have withdrawn from the Plan under Section 5(a) immediately following the end of that Accumulation Period.

5. Withdrawals and Re-enrollment.

(a) Withdrawals. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions will cease and the entire amount credited to the Participant’s Plan Account will be refunded to him or her in cash, without interest. No partial withdrawals will be permitted.

(b) Re-enrollment. A former Participant who has withdrawn from the Plan will not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

6. Change in Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, will be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another will not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment will not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, will be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment will be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account will be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form will be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

7. Plan Accounts and Purchase of Shares.

(a) Plan Accounts. The Company will maintain a Plan Account on its books in the name of each Participant. Whenever an amount is paid by a Participant or withheld from his or her Compensation under the Plan, such amount will be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts will not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest will be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period will be 85% of the lower of:

(i) the Fair Market Value on the last day of such Accumulation Period; or

(ii) the Fair Market Value on the first day of the applicable Offering Period (as determined under Section 3(e)).

(c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant will be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously withdrawn from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of shares that results will be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant will purchase more than 25,000 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b).

(d) Available Shares Insufficient. If the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled will be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan will be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares will be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share will be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or the aggregate share limit of Section 13(a) will be refunded to the Participant in cash, without interest.

8. Limitations on Stock Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant will be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules will apply:

(i) Ownership of stock will be determined after applying the attribution rules of Section 424(d) of the Code; and

(ii) Each Participant will be deemed to own any stock that he or she has a right or option to purchase under this or any other plan or arrangement.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant will purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit will be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit will be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit will be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

A Participant whose employee contributions are discontinued automatically as a result of the limited stated in this Section 8(b) will automatically resume contributions to the Plan (if possible, with respect to the same Offering Period) at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

9. Rights Not Transferable. The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, will not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act will be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

10. No Rights as an Employee. Nothing in the Plan or in any right granted under the Plan will confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

11. No Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

12. Securities Law Requirements. Shares of Stock will not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

13. Stock Offered Under the Plan.

(a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan will be 500,000, subject to adjustment pursuant to this Section 13.

(b) Adjustments. The aggregate number of shares of Stock offered under the Plan, the share limit described in Section 7(c) and the price of shares that any Participant has elected to purchase will be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress will terminate and shares will be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan will in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14. Amendment or Discontinuance. The Board will have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan will be subject to approval by a vote of the stockholders of the Company.

15. Definitions. Capitalized terms used herein have the meanings set forth in this Section 15.

(a) “Accumulated Amount” means one percent of a Participant’s Compensation for the First Accumulation Period, or such greater amount as authorized by the Participant pursuant to Section 4(a).

(b) “Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of the Board, as described in Section 2.

(f) “Company” means Kirkland’s, Inc.

(g) “Compensation” means (i) the total compensation paid in cash to a Participant by a

Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” will exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee will determine whether a particular item is included in Compensation.

(h) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(i) “Effective Date” the first date that Stock is sold to the public pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.

(j) “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii) He or she has been an employee of a Participating Company for at least 12 consecutive months.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any specified date:

(i) the closing price of the Stock as reported on the principal nationally recognized stock exchange on which Stock is traded, or if no price is are reported on that date, the closing price on the last preceding date on which there were reported Stock prices;

(ii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Stock on that date as reported by The Nasdaq Stock Market, or if no price is reported for that date, the closing price of the Stock on the last preceding date for which there were reported Stock prices; or

(iii) if the Stock is not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the fair market value of one share of Stock, as determined by the Board in its discretion, which determination will be conclusive and binding on all persons.

Notwithstanding the foregoing, the Fair Market Value on the first day of the first Offering Period will be equal to the price set forth in the final prospectus included in the Form S-1 filed with the Securities and Exchange Commission in connection with the IPO.

(m) “First Accumulation Period” means the Accumulation Period beginning on the Effective Date.

(n) “IPO” means the first offering of Stock to the public pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.

(o) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(p) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(q) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(r) “Plan” means this Kirkland’s, Inc. 2002 Employee Stock Purchase Plan, as amended from time to time.

(s) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(t) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(u) “Stock” means the Common Stock of the Company.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

KIRKLAND’S, INC.

Proxy Solicited on Behalf of The Board of Directors of Kirkland’s, Inc.

for the Annual Meeting of Shareholders to be held on June 1, 2016

The undersigned, revoking all previous proxies, hereby appoints W. Michael Madden, Carter R. Todd and R. Wilson Orr, III and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held at the Kirkland’s corporate offices on June 1, 2016, and at any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the director nominees listed below, FOR ratification of the selection of Ernst & Young LLP, FOR the approval, on an advisory basis, of the Company’s executive compensation, and FOR the approval of the amendment of the 2002 Employee Stock Purchase Plan of the Company to increase the number of shares available for issuance under that Plan.

1. Election of Class II Directors:

Nominees:	For a three-year term expiring at the 2019 Annual Meeting:

1.	Susan S. Lanigan
☐	FOR
☐	AGAINST
☐	ABSTAIN

2.	W. Michael Madden
☐	FOR
☐	AGAINST
☐	ABSTAIN

3.	Charlie Pleas, III
☐	FOR
☐	AGAINST
☐	ABSTAIN

2. Ratification of the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal 2016:

☐	FOR
☐	AGAINST
☐	ABSTAIN

3. To approve, on an advisory basis, compensation for our named executive officers:

☐	FOR
☐	AGAINST
☐	ABSTAIN

4. To approve an Amendment of the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares available for issuance under that Plan:

☐	FOR
☐	AGAINST
☐	ABSTAIN

Please date and sign our Proxy on the reverse side and return it promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NOMINATED BY THE COMPANY, “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND “FOR” THE AMENDMENT OF THE COMPANY’S 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THAT PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Shareholder

Signature of Shareholder

Date:
NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 1, 2016.

THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://ir. kirklands.com/Annual_Meeting.